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                                EXHIBIT 10.52
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                                                                   EXHIBIT 10.52


                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Option Agreement") is entered into as of August 31, 1995 by and among PAXSON COMMUNICATIONS OF DENVER-59, INC., a Florida corporation ("Paxson"); CHANNEL 59 OF DENVER, INC., a Florida corporation ("CNI-59"); and UHF CHANNEL 59 CORP., a Colorado corporation ("UHF-59").

                                R E C I T A L S

         A. UHF-59 is the licensee of Television Station KUBD-TV, Denver, Colorado, and CNI-59 is the licensee of Low Power Television Station K54CQ, Fort Collins, Colorado (collectively, the "Station"), and CNI-59 and UHF-59 (collectively, the "Licensee") own or hold certain assets that are used or useful in the business and operations of the Station (the "Assets"), including, without limitation, licenses issued by the Federal Communications Commission ("FCC") for the Station (the "FCC Licenses").

         B. Paxson and CNI-59 have entered into a Loan Agreement of even date herewith (the "Loan Agreement"), pursuant to which Paxson has agreed to make a loan or loans to CNI-59 to enable CNI-59 to purchase the Station and for working capital and operating expenses relating to the Station (the "Loans").

         C. Paxson and UHF-59 have entered into a Time Brokerage Agreement of even date herewith, pursuant to which Paxson shall provide programming for broadcast on the Station (the "Time Brokerage Agreement").

         D. Licensee desires to grant to Paxson an exclusive and irrevocable option to purchase the Assets, including the FCC Licenses, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of Option. In consideration for the making of the Loans, the receipt and sufficiency of which are hereby acknowledged, Licensee hereby grants to Paxson an exclusive and irrevocable option to acquire the Assets, including the FCC Licenses (the "Option") for a purchase price of One Hundred Thousand Dollars ($100,000) payable upon the closing of the Option Purchase Agreement (as defined in Section 3 below) and the forgiveness of the Loans upon the closing of the Option Purchase Agreement.

         2. Notice of Exercise. Paxson may deliver to Licensee written notice of Paxson's intention to exercise the Option (the




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"Option Notice") at any time following the date hereof and prior to the termination of the Option as set forth in Section 4.

         3. Option Purchase Agreement. Within three (3) business days following Licensee's receipt of the Option Notice, Licensee and Paxson shall enter into an Asset Purchase Agreement that contains such terms and conditions as are customarily included in such agreements and is in form and substance reasonably acceptable to Paxson and Licensee (the "Option Purchase Agreement"), and thereafter Licensee and Paxson shall perform their respective obligations under the Option Purchase Agreement, including, without limitation, filing and prosecuting an appropriate application for FCC consent to the assignment of the FCC Licenses from Licensee to Paxson (the "FCC Consent").

         4. Termination of Option. The Option shall remain in full force and effect until the tenth anniversary of the date hereof.

         5. Representations and Warranties of Licensee. CNI-59 and UHF-59 represent and warrant to Paxson as follows:

                 (a) CNI-59 is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to conduct business as a foreign corporation in the State of Colorado. UHF-59 is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Licensee has full corporate power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby by Licensee has been duly and validly authorized by all necessary corporate action on the part of Licensee. This Option Agreement has been duly and validly executed and delivered by Licensee and constitutes a legal, valid and binding agreement of Licensee enforceable against Licensee in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                 (b) Except for the FCC Consent, there is no requirement applicable to Licensee to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by Licensee of the transactions contemplated by this Option Agreement and the Option Purchase Agreement.





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                 (c)      Subject to obtaining the FCC Consent, the execution,
delivery and performance of this Option Agreement and the Option Purchase Agreement by Licensee will not (i) conflict with Licensee's organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, or lease to which Licensee is a party or by which any of the FCC Licenses or the other Assets are bound, or (iii) violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to Licensee, the FCC Licenses or the other Assets.

         6. Representations and Warranties of Paxson. Paxson represents and warrants to Licensee as follows:

                 (a) Paxson has full corporate power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby by Paxson have been duly and validly authorized by all necessary corporate action on the part of Paxson. This Option Agreement has been duly and validly executed and delivered by Paxson and constitutes a legal, valid and binding agreement of Paxson enforceable against Paxson in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                 (b) Except for the FCC Consent, there is no requirement applicable to Paxson to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by Paxson of the transactions contemplated by this Option Agreement and the Option Purchase Agreement.

                 (c) Subject to obtaining the FCC Consent, the execution, delivery and performance of this Option Agreement and the Option Purchase Agreement by Paxson will not (i) conflict with Paxson's organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, or lease to which Paxson is a party or by which any of its assets are bound, or (iii) violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to Paxson.

         7. Covenants of Licensee. Licensee will not commit any act that is inconsistent with the grant of the Option to Paxson or the




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transactions contemplated by this Option Agreement and the Option Purchase
Agreement.

         8. Cooperation. Licensee and Paxson shall cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Option Agreement and the Option Purchase Agreement and will each use their respective best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Option Agreement and the Option Purchase Agreement so that the transactions contemplated hereby shall be consummated.

         9. Specific Performance. The parties recognize that if Licensee breaches this Option Agreement and refuses to perform under the provisions of this Option Agreement, monetary damages alone would not be adequate to compensate Paxson for its injury. Paxson shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Option Agreement. If any action is brought by Paxson to enforce this Option Agreement, Licensee shall waive the defense that there is an adequate remedy at law.

         10. Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Option Agreement shall be
(a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Licensee:                         James L. West
                                        The Christian Network, Inc.
                                        14444 66th Street North
                                        Clearwater, Florida  34624


If to Paxson:




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Lowell W. Paxson
Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida  33401


or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 10.

         11. Entire Agreement; Amendment. This Option Agreement and the Option Purchase Agreement supersede all prior agreements and understandings of the parties, oral and written, with respect to its subject matter. This Option Agreement and the Option Purchase Agreement may be modified only by an agreement in writing executed by all of the parties hereto. No waiver of compliance with any provision of this Option Agreement or the Option Purchase Agreement will be effective unless evidenced by an instrument evidenced in writing and signed by the parties hereto.

         12. Further Assurances. From time to time after the date of execution hereof, the parties shall take such further action and execute such further documents, assurances and certificates as either party reasonably may request of the other to effectuate the purposes of this Option Agreement.

         13. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when each of the parties hereto shall have delivered to it this Option Agreement duly executed by the other parties hereto.

         14. Headings. The headings in this Option Agreement are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Option Agreement.

         15. Governing Law. This Option Agreement shall be construed under and in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law.

         16. Benefit and Binding Effect; Assignability. This Option Agreement shall inure to the benefit of and be binding upon Licensee, Paxson and their respective successors and permitted assigns. No party hereto may assign this Option Agreement without the prior written consent of the other parties hereto, except that Paxson at any time prior to the consummation of the transactions




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contemplated by this Option Agreement may assign its rights and obligations under this Option Agreement without Licensee's consent to any entity controlled by or under common control with Paxson. Upon any permitted assignment by a party in accordance with this Section 16, all references to "Paxson" herein shall be deemed to be references to Paxson's assignee and all references to "Licensee" herein shall be deemed to be references to Licensee's assignee, as the case may be. Notwithstanding the foregoing, Licensee and Paxson may collaterally assign their respective rights, benefits, duties or obligations hereunder to their respective lenders.

         17. Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Option Agreement, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Option Agreement. If this Option Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Option Agreement.

         18. Press Release. No party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Option Agreement or the transactions contemplated hereby without the prior written consent of the other party.



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         IN WITNESS WHEREOF the parties hereto have executed this Option
Agreement as of the date first above written.

                                PAXSON COMMUNICATIONS OF
                                  DENVER-59, INC.



                                By:     /s/ William L. Watson
                                   ---------------------------------------
                                        William L. Watson
                                        Secretary



                                CHANNEL 59 OF DENVER, INC.



                                By:     /s/ James L. West
                                   ---------------------------------------
                                        James L. West
                                        Chairman



                                UHF CHANNEL 59 CORP.



                                By:     /s/ James L. West
                                   ---------------------------------------
                                        James L. West
                                        Chairman





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